Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000
FOR IMMEDIATE RELEASE
Date: May 5, 2014
From: Jeffrey T. Bowman
Chief Executive Officer             ____________________________________________________________________________________________
Crawford & Company Reports 2014 First Quarter Results

Crawford & Company (www.crawfordandcompany.com) (NYSE: CRDA and CRDB), the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the first quarter ended March 31, 2014.

The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class.

Consolidated Results
First quarter 2014 consolidated revenues before reimbursements totaled $275.3 million, compared with $286.3 million for 2013. First quarter 2014 net income attributable to shareholders of Crawford & Company was $6.7 million, compared with net income of $9.7 million in the first quarter of 2013. First quarter 2014 diluted earnings per share were $0.12 for CRDA and $0.11 for CRDB, compared with diluted earnings per share of $0.18 for CRDA and $0.17 for CRDB in the prior year quarter.

Included in "Other income" for the three months ended March 31, 2013 was a $2.3 million gain on the sale of the rights to a customer contract in Latin America. There was a similar $0.4 million gain in the first quarter of 2014 under the terms of the agreement relating to this sale. These amounts are included in the Americas segment operating earnings.

Consolidated operating earnings, a non-GAAP financial measure, totaled $14.1 million in the 2014 first quarter, compared with $18.0 million in the 2013 first quarter.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Balance Sheet and Cash Flow
Crawford & Company's consolidated cash and cash equivalents position as of March 31, 2014 totaled $48.5 million compared with $76.0 million at December 31, 2013.

The Company used $65.3 million of cash in operations during the first quarter of 2014, compared with $41.4 million during the first quarter of 2013. The Company's operating cash needs typically peak during the first half of the year and decline during the balance of the year, due in part to annual payments made in the first quarter of each year to fund defined contribution retirement plans and incentive compensation plans.

Management's Comments
Mr. Jeffrey T. Bowman, chief executive officer of Crawford & Company, stated, "Our first quarter 2014 consolidated operating earnings were down from the prior year, reflecting both our expectations heading into the quarter, and also general business slowdowns, partly as a result of the severe winter weather in the U.S. during the quarter. The declines in revenues and operating earnings attributable to our gulf-related special projects in Legal Settlement Administration, as well as the prior-year flooding claims in Thailand, contributed to our decreased earnings.

“Severe weather had a positive effect on our North American property and casualty businesses, however severe weather disruptions also resulted in lost production in a number of other areas. During the 2014 first quarter, Broadspire and the Americas’ operating performance showed solid improvement over the prior-year period. This performance was offset by declines in EMEA/AP and Legal Settlement Administration whose results were below our expectations heading into the quarter. As a result, we are revising our guidance as set forth below.

"Americas segment operating earnings grew during the first quarter of 2014 as a result of continued improvement in our Canadian operations and growth in our Contractor Connection operations in both the U.S. and Canada. This more than made up for the comparison with higher 2013 catastrophe claims associated with superstorm Sandy in the northeastern U.S.

"Entering the year, we indicated our expectations that our EMEA/AP segment results would show a decline compared to 2013 as we finalized claims in Thailand, and this is reflected in the 2014 first quarter's lower operating results as well as our outlook for this segment for the remainder of 2014.

"During the 2014 first quarter, Broadspire’s operating performance demonstrated sustained improvement over prior periods. In the Broadspire segment, we saw gains in both revenue and operating profitability during 2014, and we were pleased with the progress made in these operations entering this year. We remain focused on delivering continued operating improvement in the coming quarters.

"Results from our Legal Settlement Administration segment during the first quarter of 2014 were supported by activity in the Deepwater Horizon class action settlement, but anticipated declines in volumes associated with this and a few other large projects negatively impacted results, and volumes and associated revenues are expected to continue to decline during the remainder of 2014 as compared to 2013 levels."

Mr. Bowman concluded, "We continue to foster a supportive corporate culture that is highly results-oriented and focused on achieving our strategic objectives. We are excited about the opportunities in front of us and are confident that as we successfully execute our strategies, we will create meaningful value for our shareholders."

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Segment Results
Americas
Americas revenues before reimbursements were $87.9 million in the first quarter of 2014, increasing from $84.2 million in the 2013 first quarter. A strengthened U.S. dollar compared to foreign currencies in the segment reduced our Americas revenues in the first quarter of 2014 compared with the prior year period by approximately 4%. Operating earnings were $6.9 million in the 2014 first quarter, compared with $3.2 million in the 2013 first quarter, representing an operating margin of 8% and 4% in the 2014 and 2013 periods, respectively.

EMEA/AP
First quarter 2014 revenues before reimbursements for the EMEA/AP segment totaled $80.3 million, compared with $87.6 million in the 2013 first quarter. Changes in foreign exchange rates reduced our EMEA/AP revenues in the first quarter of 2014 compared with the prior year period by approximately 2%.
EMEA/AP operating earnings were $1.9 million in the 2014 first quarter, compared with 2013 first quarter operating earnings of $6.8 million. The segment operating margin decreased from 8% in 2013 to 2% in 2014.

Broadspire
Broadspire segment revenues before reimbursements were $64.8 million in the 2014 first quarter, increasing 12% compared with $57.8 million in the 2013 first quarter. Broadspire recorded operating earnings of $2.0 million in the 2014 first quarter, representing an operating margin of 3%, compared with an operating loss of $1.8 million, or (3)% of revenues, in the 2013 first quarter.

Legal Settlement Administration
Legal Settlement Administration revenues before reimbursements were $42.4 million in the 2014 first quarter, compared with $56.7 million in the 2013 first quarter. Operating earnings were $5.0 million in the 2014 first quarter, decreasing from $12.0 million in the 2013 first quarter, with the related operating margin decreasing from 21% in the 2013 period to 12% in the 2014 period. At March 31, 2014 we had a backlog of projects awarded totaling approximately $101.0 million, compared with $135.0 million at March 31, 2013.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

2014 Guidance
Crawford & Company is revising its guidance range for 2014 as follows:

•	Consolidated revenues before reimbursements between $1.08 and $1.12 billion;

•	Consolidated operating earnings between $84.0 and $98.5 million;

•	Consolidated cash provided by operating activities between $50.0 and $60.0 million;

•	Consolidated net income attributable to shareholders of Crawford & Company between $46.5 and $54.0 million;

•	Diluted earnings per share of $0.84 to $0.99 for CRDA; and

•	Diluted earnings per share of $0.80 to $0.95 for CRDB.

To a significant extent, Crawford's business depends on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.

In recent periods the Company has derived a material portion of its revenues and operating earnings from a limited number of client engagements and special projects within its Legal Settlement Administration and EMEA/AP segments, specifically their work on the gulf-related class action settlement and Thailand flooding claims. These projects continue to wind down and management expects revenues, and related operating earnings from these projects, to continue to be at a reduced rate through the remainder of 2014 as compared to 2013 levels. No assurances of timing of the project end dates and, therefore, continued revenues or operating earnings, can be provided. In the event the Company is unable to replace revenues and related operating earnings from these projects as they wind down, or upon the termination or other expiration thereof, with revenues and operating earnings from new projects and customers within this or other segments, there could be a material adverse effect on the Company's results of operations.

Conference Call
Crawford & Company's management will host a conference call with investors on Monday, May 5, 2014 at 3:00 p.m. EST to discuss first quarter 2014 results. The call will be recorded and available for replay through June 5, 2014. You may dial 1-855-859-2056 (404-537-3406 international) to listen to the replay. The access code is 34060431. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast and related financial presentation.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Non-GAAP Presentation
In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under GAAP, these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of income.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs and credits, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, income taxes, and net income or loss attributable to noncontrolling interests. The reconciliation of operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis is presented below.

Unallocated corporate and shared costs and credits represent expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments but are included in our financial performance measure of consolidated operating earnings.

Income taxes, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our consolidated or segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and varies significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors and affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment’s operating activities on a consistent basis.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Following is a reconciliation of segment and consolidated operating earnings (loss) to net income attributable to shareholders of Crawford & Company on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented (in thousands, except percentages):

	Quarter ended
	March 31, 2014	% Margin	March 31, 2013	% Margin
Operating Earnings (Loss):
Americas	$6,934	8%	$3,220	4%
EMEA/AP	1,900	2%	6,822	8%
Broadspire	2,003	3%	(1,768)	(3)%
Legal Settlement Administration	4,967	12%	12,013	21%
Unallocated corporate and shared costs and credits, net	(1,743)	(1)%	(2,297)	(1)%
Consolidated Operating Earnings	14,061	5%	17,990	6%
(Deduct) Add:
Net corporate interest expense	(1,301)	—%	(1,643)	(1)%
Stock option expense	(294)	—%	(80)	—%
Amortization expense	(1,592)	(1)%	(1,596)	(1)%
Income taxes	(4,288)	(2)%	(4,990)	(2)%
Net loss attributable to non-controlling interests	66	—%	58	—%
Net income attributable to shareholders of Crawford & Company	$6,652	2%	$9,739	3%

Further information regarding the Company's financial position, operating results, and cash flows for the quarter ended March 31, 2014 is shown on the attached unaudited condensed consolidated financial statements.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

About Crawford & Company
Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest (based on annual revenues) independent provider of claims management solutions to the risk management and insurance industry, as well as to self-insured entities, with an expansive global network serving clients in more than 70 countries. The Crawford SolutionSM offers comprehensive, integrated claims services, business process outsourcing and consulting services for major product lines including property and casualty claims management, workers’ compensation claims and medical management, and legal settlement administration. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class.

Earnings per share may be different between CRDA and CRDB due to the payment of a higher per share dividend on CRDA than CRDB, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.

This press release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company's present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company's reports filed with the SEC and available at www.sec.gov or in the Investor Relations section of Crawford & Company's website at www.crawfordandcompany.com.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended March 31,	2014	2013	% Change

Revenues:

Revenues Before Reimbursements	$275,349	$286,281	(4)%
Reimbursements	14,009	20,845	(33)%
Total Revenues	289,358	307,126	(6)%

Costs and Expenses:

Costs of Services Provided, Before Reimbursements	203,893	213,341	(4)%
Reimbursements	14,009	20,845	(33)%
Total Costs of Services	217,902	234,186	(7)%

Selling, General, and Administrative Expenses	59,730	58,950	1%
Corporate Interest Expense, Net	1,301	1,643	(21)%
Total Costs and Expenses	278,933	294,779	(5)%

Other Income	449	2,324	(81)%

Income before Income Taxes	10,874	14,671	(26)%
Provision for Income Taxes	4,288	4,990	(14)%

Net Income	6,586	9,681	(32)%

Net Loss Attributable to Noncontrolling Interests	66	58	14%

Net Income Attributable to Shareholders of Crawford & Company	$6,652	$9,739	(32)%

Earnings Per Share - Basic:
Class A Common Stock	$0.13	$0.18	(28)%
Class B Common Stock	$0.12	$0.17	(29)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.12	$0.18	(33)%
Class B Common Stock	$0.11	$0.17	(35)%

Cash Dividends Per Share:
Class A Common Stock	$0.05	$0.04	25%
Class B Common Stock	$0.04	$0.03	33%

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000
CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT

Three Months Ended March 31,
Unaudited
(In Thousands, Except Percentages)

	Americas		%	EMEA/AP		%	Broadspire		%	Legal Settlement Administration		%
	2014	2013	Change	2014	2013	Change	2014	2013	Change	2014	2013	Change

Revenues Before Reimbursements	$87,891	$84,244	4%	$80,336	$87,589	(8)%	$64,758	$57,797	12%	$42,364	$56,651	(25)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	56,751	59,649	(5)%	57,912	58,678	(1)%	37,619	34,782	8%	30,075	37,933	(21)%
% of Revenues Before Reimbursements	65%	71%		72%	67%		58%	60%		71%	67%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	24,206	21,375	13%	20,524	22,089	(7)%	25,136	24,783	1%	7,322	6,705	9%
% of Revenues Before Reimbursements	28%	25%		26%	25%		39%	43%		17%	12%

Total Operating Expenses	80,957	81,024	—%	78,436	80,767	(3)%	62,755	59,565	5%	37,397	44,638	(16)%

Operating Earnings (Loss) (1)	$6,934	$3,220	115%	$1,900	$6,822	(72)%	$2,003	$(1,768)	213%	$4,967	$12,013	(59)%
% of Revenues Before Reimbursements	8%	4%		2%	8%		3%	(3)%		12%	21%

NOTE: "Direct Compensation, Fringe Benefits & Non-Employee Labor" and "Expenses Other Than Direct Compensation, Fringe Benefits & Non-Employee Labor" components are not comparable across segments, but are comparable within each segment across periods.
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, and certain unallocated corporate and shared costs and credits. See pages 3-6 for additional information about segment operating earnings.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2014 and December 31, 2013
(In Thousands, Except Par Values)

		*
	March 31,	December 31,
	2014	2013
ASSETS

Current Assets:
Cash and Cash Equivalents	$48,511	$75,953
Accounts Receivable, Net	168,374	160,350
Unbilled Revenues, at Estimated Billable Amounts	120,202	105,791
Income Taxes Receivable	3,729	5,150
Prepaid Expenses and Other Current Assets	24,088	22,437
Total Current Assets	364,904	369,681

Property and Equipment	149,858	155,326
Less Accumulated Depreciation	(106,938)	(109,643)
Net Property and Equipment	42,920	45,683

Other Assets:
Goodwill	130,716	132,777
Intangible Assets Arising from Business Acquisitions, Net	80,326	82,103
Capitalized Software Costs, Net	72,551	72,761
Deferred Income Tax Assets	60,712	61,375
Other Noncurrent Assets	27,631	25,678
Total Other Assets	371,936	374,694

Total Assets	$779,760	$790,058

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$83,794	$35,000
Accounts Payable	41,957	50,941
Accrued Compensation and Related Costs	58,008	98,656
Self-Insured Risks	13,917	13,100
Income Taxes Payable	3,978	3,476
Deferred Income Taxes	14,524	15,063
Deferred Rent	15,141	16,062
Other Accrued Liabilities	37,726	34,270
Deferred Revenues	47,612	49,950
Current Installments of Long-Term Debt and Capital Leases	878	875
Total Current Liabilities	317,535	317,393

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	101,567	101,770
Deferred Revenues	27,105	26,893
Self-Insured Risks	11,754	12,530
Accrued Pension Liabilities	97,855	102,960
Other Noncurrent Liabilities	18,917	20,979
Total Noncurrent Liabilities	257,198	265,132

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,062	29,875
Class B Common Stock, $1.00 Par Value	24,690	24,690
Additional Paid-In Capital	37,365	39,285
Retained Earnings	288,110	285,165
Accumulated Other Comprehensive Loss	(181,723)	(179,210)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	198,504	199,805
Noncontrolling Interests	6,523	7,728
Total Shareholders’ Investment	205,027	207,533

Total Liabilities and Shareholders' Investment	$779,760	$790,058
* Derived from the audited Consolidated Balance Sheet

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended March 31, 2014 and March 31, 2013
Unaudited
(In Thousands)

	2014	2013
Cash Flows From Operating Activities:
Net Income	$6,586	$9,681
Reconciliation of Net Income to Net Cash Used In Operating Activities:
Depreciation and Amortization	9,103	8,143
Stock-Based Compensation	(449)	588
Gain on Disposals of Property and Equipment, Net	(389)	—
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	(9,131)	(7,923)
Unbilled Revenues, Net	(17,209)	(6,118)
Accrued or Prepaid Income Taxes	2,272	2,108
Accounts Payable and Accrued Liabilities	(44,780)	(41,081)
Deferred Revenues	(2,123)	(1,849)
Accrued Retirement Costs	(11,389)	(5,225)
Prepaid Expenses and Other Operating Activities	2,246	284
Net Cash Used In Operating Activities	(65,263)	(41,392)

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(2,571)	(1,647)
Proceeds from Disposals of Property and Equipment	1,289	—
Capitalization of Computer Software Costs	(3,372)	(4,400)
Cash Surrendered from Sale of Business	(1,554)	—
Net Cash Used In Investing Activities	(6,208)	(6,047)

Cash Flows From Financing Activities:
Cash Dividends Paid	(2,489)	(1,925)
Payments Related to Shares Received for Withholding Taxes Under Stock-Based Compensation Plans	(1,327)	(880)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	25	56
Repurchases of Common Stock	(1,391)	(148)
Increases in Short-Term and Revolving Credit Facility Borrowings	55,238	45,032
Payments on Short-Term and Revolving Credit Facility Borrowings	(4,125)	(6,554)
Payments on Capital Lease Obligations	(220)	(200)
Dividends Paid to Noncontrolling Interests	(142)	—
Other Financing Activities	(26)	—
Net Cash Provided By Financing Activities	45,543	35,381

Effects of Exchange Rate Changes on Cash and Cash Equivalents	(1,514)	331
Decrease in Cash and Cash Equivalents	(27,442)	(11,727)
Cash and Cash Equivalents at Beginning of Year	75,953	71,157
Cash and Cash Equivalents at End of Period	$48,511	$59,430